Exhibit 99.1

Sun Healthcare Group, Inc.
Reports Improvement in First-Quarter Results

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

     Irvine, Calif. (May 10, 2004) - (NASDAQ: SUNH) Sun Healthcare Group, Inc. today announced total net revenues of $211.5 million and a net loss of $10.4 million for the quarter ended March 31, 2004, compared with total net revenues of $198.3 million and a net loss of $13.3 million for the comparable quarter in 2003. Sun reported EBITDAR of $5.1 million for the first quarter of 2004, compared to EBITDAR of $10.4 million for the comparable quarter in 2003. The $5.3 million decrease is primarily the result of a $1.5 million benefit realized in 2003 in our rehabilitation therapy services segment related to the recovery of prior years' bad debts, a $3.4 million increase in general professional liability and workers' compensation insurance costs in the first quarter of 2004, and two charges booked in the first quarter of 2004. The first is a $3.3 million charge arising from a single laboratory operation's billing system implementation problem in 2003. The second is an accrual of $1.9 million of expenses and reserves related to Sun's ongoing defense of its employees against the previously disclosed charges brought against those employees by the California Attorney General with respect to alleged care omissions in a subsidiary's Escondido, California nursing facility.

     "The operating results for the first quarter demonstrate an improvement in our operations excluding the impact of the items discussed above," said Richard K. Matros, Sun's chairman and chief executive officer. "Even after taking into account the charges affecting first quarter results, we increased revenues by more than 6% and reduced the quarter's net loss by more than 20%, as compared to the first quarter of 2003. Our improved operations compensated for the increased insurance costs and laboratory billing issue. While our insurance reserves continue to reflect the impact of our legacy claims experience, we are optimistic that we will see a moderation of these costs in the near term."

Operating Results

     Net revenues from the inpatient services operations, which comprised 70.7% of Sun's total revenue from continuing operations for the quarter ended March 31, 2004, increased 7.6% from $139.0 million for the quarter ended March 31, 2003 to $149.6 million for the same period in 2004. The revenue gain primarily results from higher per diem rates in all payor categories and an increase in Medicare patients. EBITDAR for the inpatient services operations, increased from $15.2 million for the quarter ended March 31, 2003 to $15.4 million for the same period in 2004. Labor, as a percent of revenue, decreased from 51.5% to 51.0% in spite of a 3.8% weighted average rate growth. These operating improvements were offset by a $3.3 million increase in general and professional liability and workers' compensation costs and the additional $1.9 million of legal expense associated with the Escondido facility.

     Sun's net revenues from its continuing ancillary business operations, comprised primarily of SunDance Rehabilitation Corporation, CareerStaff Unlimited and SunPlus Home Health Services, Inc., net of intersegment eliminations, increased from $59.2 million for the quarter ended March 31, 2003 to $61.9 million for the same period in 2004. EBITDAR for those operations decreased over the same period from $8.9 million to $1.2 million. The decrease was the result of multiple factors. The aforementioned $3.3 million charge to the laboratory operations combined with a reduction in that segment's first quarter revenues of $1.7 million contributed to a $5.4 million decrease in EBITDAR quarter over quarter. In addition to the $1.5 million benefit realized in 2003 in the rehabilitation therapy services segment related to the recovery of prior years' bad debts, the disruptions and costs associated with the contemplated sale of the major component of that segment also contributed to the quarter over quarter decrease in its results.

2004 Highlights

     Since January 1, 2004, Sun (i) completed a private placement of $56.2 million of its securities, raising net proceeds of approximately $52.3 million, (ii) listed its common stock on the NASDAQ National Market, (iii) divested four of its under-performing long-term care facilities, (iv) converted approximately $7.8 million of its long-term indebtedness into 760,000 shares of its common stock, (v) restructured $21.2 million of mortgage debt related to six facilities that became due in May 2004 as follows: $14.5 million was refinanced, $3.0 million was paid off, and $3.7 million was forgiven, and (vi) entered into option agreements to purchase nine entities that own nine facilities that it currently leases and operates in New Hampshire. As of May 4, 2004, Sun intends to divest five more facilities during 2004. Matros said, "With the successful completion of these milestone events, the management team is clearly focused on running the business in a normalized fashion for the first time, focusing on enhancing same store results as well as exploring opportunities to grow the company."

Earnings Guidance for 2004

     For the year ended December 31, 2004, Sun expects that its total revenues will be approximately $840.0 million to $850.0 million, its EBITDAR will be approximately $50.0 million to $55.0 million, and its EBITDA will be approximately $8.0 million to $10.0 million. Sun also expects its net earnings will be approximately ($5.0) million to ($3.0) million. This guidance assumes, among other things, no acquisitions, a stable reimbursement environment and completion of the entire divestiture process by year-end. Weighted shares outstanding for the year are expected to be 14.5 million.

Conference Call

     Sun's senior management will hold a conference call to discuss its first quarter operating results on Tuesday, May 11, at 1 p.m. EDT / 10 a.m. PDT. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the call will be available from 3 p.m. EDT on May 11 until midnight EST on May 18 by calling (800) 642-1687 and using access code 7141209.

About Sun Healthcare Group, Inc.

     Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides high-quality therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, home care through SunPlus Home Health Services, Inc., and other ancillary services for the healthcare industry.

# # #

     Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and the potential impact an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended December 31, 2003, and other public filings made with the Securities and Exchange Commission, copies of which are available at Sun's web site at www.sunh.com.

     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS
	March 31, 2004	December 31, 2003
	(unaudited)
Current assets:
Cash and cash equivalents	$ 37,995	$ 25,574
Accounts receivable, net	109,603	109,775
Restricted cash	30,834	33,699
Other current assets	19,498	13,036

Total current assets	197,930	182,084

Property and equipment, net	59,508	59,532
Goodwill, net	3,834	3,834
Restricted cash, non-current	34,003	33,920
Other assets, net	19,556	21,028
Total assets	$ 314,831	$ 300,398
	============	============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Current portion of long-term debt	$ 9,748	$ 24,600
Accounts payable	37,958	46,339
Accrued compensation and benefits	37,009	41,333
Accrued self-insurance obligations	59,818	59,029
Other accrued liabilities	71,096	68,160

Total current liabilities	215,629	239,461

Accrued self-insurance obligations, net of current portion	136,832	138,072
Long-term debt, net of current portion	53,222	54,278
Other long-term liabilities	33,444	34,985

Total liabilities	439,127	466,796

Stockholders' deficit	(124,296)	(166,398)
Total liabilities and stockholders' deficit	$ 314,831	$ 300,398
	==============	==============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	For the Three Months Ended March 31, 2004	For the Three Months Ended March 31, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 211,474	$ 198,300
Costs and expenses:
Operating salaries and benefits	129,631	121,408
Self insurance for workers' compensation and general and professional liability	13,147	9,746
Other operating costs	44,387	36,103
Facility rent expense	10,675	9,892
General and administrative expenses	16,476	19,259
Depreciation and amortization	1,810	1,881
Provision for losses on accounts receivable	2,702	1,392
Interest, net	2,116	4,383
Restructuring costs, net	835	1,720
Loss (gain) on sale of assets, net	21	(227)
Total costs and expenses	221,800	205,557
Loss before income taxes and discontinued operations	(10,326)	(7,257)
Income tax (benefit) expense	(1,286)	250
Loss before discontinued operations	(9,040)	(7,507)

Discontinued operations:
Loss from discontinued operations, net	(129)	(6,110)
(Loss) gain on disposal of discontinued operations	(1,256)	333
Loss on discontinued operations	(1,385)	(5,777)

Net loss	$ (10,425)	$ (13,284)
	===============	==============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended March 31, 2004 (unaudited)	For the Three Months Ended March 31, 2003 (unaudited)
Cash flows from operating activities:
Net loss	$ (10,425)	$ (13,284)

Adjustments to reconcile net loss to net cash (used for) provided by operating activities, including discontinued operations:
Depreciation and amortization	1,810	3,341
Amortization of favorable and unfavorable lease intangibles	1,133	(2,584)
Provision for losses on accounts receivable	2,929	4,328
Loss (gain) on sale of assets, net	21	(227)
Loss (gain) on disposal of discontinued operations, net	1,256	(333)
Restricted stock compensation	245	337
Other, net	150	120
Changes in operating assets and liabilities	(20,021)	35,446
Net cash (used for) provided by operating activities before	(22,902)	27,144
reorganization costs
Net cash paid for reorganization costs	(455)	(1,316)
Net cash (used for) provided by operating activities	(23,357)	25,828
Cash flows from investing activities:
Capital expenditures, net	(1,862)	(6,322)
Repayment of long-term notes receivable	10	418
Net cash used for investing activities	(1,852)	(5,904)

Cash flows from financing activities:
Net payments under Revolving Loan Agreement	(13,091)	(10,213)
Long-term debt repayments	(1,545)	(2,314)
Net proceeds from issuance of common stock	52,266	-
Net cash provided by (used for) financing activities	37,630	(12,527)
Net increase in cash and cash equivalents	$ 12,421	$ 7,397
	=============	==============

Sun Healthcare Group, Inc.

Reconciliation of Net Loss to EBITDA and EBITDAR

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2004	March 31, 2003

Total Net Revenues	$ 211,474	$ 198,300

Net loss	$ (10,425)	$ (13,284)

Loss from discontinued operations, net of tax	1,385	5,777

Income tax (benefit) expense	(1,286)	250

Restructuring costs	835	1,720

Loss (gain) on sale of assets, net	21	(227)

Net segment loss	$ (9,470)	$ (5,764)

Interest, net	2,116	4,383

Depreciation and amortization	1,810	1,881

EBITDA	$ (5,544)	$ 500

Facility Rent	10,675	9,892

EBITDAR	$ 5,131	$ 10,392

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME TO EBITDA AND EBITDAR
(in thousands)
For the Three Months Ended March 31, 2004
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 149,553	$ 28,090	$ 13,774	$ 13,786	$ 6,239	$ 32	$ 211,474

Net segment income (loss)	3,750	3,359	353	634	(4,699)	(12,867)	(9,470)

Interest, net	868	(2)	1	2	-	1,247	2,116

Depreciation and amortization	1,225	110	44	147	160	124	1,810
						-
EBITDA	5,843	3,467	398	783	(4,539)	(11,496)	(5,544)

Facility Rent	9,584	218	223	451	199	-	10,675

EBITDAR	15,427	3,685	621	1,234	(4,340)	(11,496)	5,131

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME TO EBITDA AND EBITDAR
(in thousands)
For the Three Months Ended March 31, 2003
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated
Total nonaffiliated net revenues	$ 139,103	$ 23,536	$ 12,279	$ 13,761	$ 9,592	$ 29	$ 198,300

Net segment income (loss)	4,211	5,791	(220)	993	756	(17,295)	(5,764)

Interest, net	804	(8)	0	-	-	3,587	4,383

Depreciation and amortization	1,292	307	15	129	140	(2)	1,881

EBITDA	$ 6,307	$ 6,090	$ (205)	$ 1,122	$ 896	$ (13,710)	$ 500

Facility Rent	8,878	194	225	438	157	-	9,892

EBITDAR	$ 15,185	$ 6,284	$ 20	$ 1,560	$ 1,053	$ (13,710)	$ 10,392

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
(in thousands)
For the Three Months Ended March 31, 2004
(unaudited)

	Inpatient Services - Retained	Inpatient Services - Overhead	Inpatient Services Divested/Planned Divested	Inpatient Services - Other Operations	Total Inpatient Services

Total net revenues	$ 143,204	$ -	$ 5,592	$ 757	$ 149,553

Net segment income (loss)	6,903	(1,054)	(2,262)	163	3,750

Interest, net	889	-	(20)		868

Depreciation and amortization	1,203	-	10	11	1,225

EBITDA	$ 8,995	$ (1,054)	$ (2,272)	$ 174	$ 5,843

Facility Rent	9,450	-	111	23	9,584

EBITDAR	$ 18,445	$ (1,054)	$ (2,161)	$ 197	$ 15,427

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
(in thousands)
For the Three Months ended March 31, 2003
(unaudited)

	Inpatient Services - Retained	Inpatient Services - Overhead	Inpatient Services Divested/Planned Divested	Inpatient Services - Other Operations	Total Inpatient Services

Total net revenues	$ 131,734	$ -	$ 5,547	$ 1,822	$ 139,103

Net segment income (loss)	8,041	(3,689)	(603)	462	4,211

Interest, net	820	-	(16)		804

Depreciation and amortization	1,259	-	19	14	1,292

EBITDA	$ 10,120	$ (3,689)	$ (600)	$ 476	$ 6,307

Facility Rent	8,482	-	375	21	8,878

EBITDAR	$ 18,602	$ (3,689)	$ (225)	$ 497	$ 15,185

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
 Continuing Operations

	For the Three Months Ended
	March 31,
	2004	2003

Number of licensed beds:
SNF	10,799	10,774
Hospitals	192	192

Number of facilities:
SNF	105	105
Hospitals	3	3

Occupancy %:
SNF - same store	90.6	90.6
Hospitals	54.4	56.6

Payor Mix % based on patient days - same store:
Medicare	12.7%	12.0%
Medicaid	64.4%	65.4%
Private and other	22.9%	22.6%

Payor Mix % based on patient days - hospitals:
Medicare	71.7%	77.0%
Medicaid	6.4%	7.9%
Private and other	21.9%	15.1%

Payor Mix % based on patient days - Inpatient Services:
Medicare	13.3%	12.8%
Medicaid	63.7%	64.8%
Private and other	23.0%	22.4%

Revenue Mix % of revenues - same store:
Medicare	26.6%	25.8%
Medicaid	51.3%	51.8%
Private and other	22.1%	22.4%

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
 Continuing Operations

	For the Three Months Ended
	March 31,
	2004	2003
Revenue Mix % of revenues - hospitals:
Medicare	73.0%	75.2%
Medicaid	6.0%	7.3%
Private and other	21.0%	17.5%

Revenue Mix % of revenues - Inpatient Services:
Medicare	29.6%	29.0%
Medicaid	48.3%	48.9%
Private and other	22.1%	22.1%

Revenues PPD - same store:
Medicare (blended)	$ 343.50	$ 325.89
Medicaid	$ 130.33	$ 121.19
Private and other	$ 142.53	$ 137.36

Revenues PPD - hospitals:
Medicare (blended)	$ 1,027.31	$ 906.46
Medicaid	$ 943.07	$ 861.31
Private and other	$ 897.24	$ 966.00

Revenues (in thousands):
Inpatient:
Medicare	$ 42,245	$ 38,482
Medicaid	69,062	64,074
Private and other	38,246	36,547
Subtotal	$ 149,553	$ 139,103

Rehabilitation Therapy (non-affiliated)	$ 28,090	$ 23,536
Medical Staffing (non-affiliated)	13,774	12,279
Home Health (non-affiliated)	13,786	13,761
Laboratory and Radiology (non-affiliated)	6,239	9,592
Subtotal	$ 61,889	$ 59,168
Other - non-core businesses	32	29
Total	$ 211,474	$ 198,300

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations
	For the Three Months Ended
	March 31,
	2004	2003

Rehab contracts:
Affiliated	93	215
Non-Affiliated	335	335

DSO:
Inpatient Services - same store:	41	47
Inpatient Services - hospitals	70	61
Rehabilitation Therapy	113	107
Medical Staffing	60	60
Home Health	66	79
Radiology	237	213
Laboratory	205	127